Exhibit 10.25

English summary of the Amendments and Clarifications to the Debentures Executed for the Benefit of Israeli Discount Bank (the "Bank") dated September 15, 2013

Below is a summary of the bank letter dated September 15, 2013 (the "Letter") which modifies certain provisions of the following debentures and pledges executed by Enzymotec Ltd. (the "Company") for the benefit of the Bank (the "Debentures"). These amendments shall become effective as of and are conditioned upon the completion of the public offering of the Company's shares which shall take place no later than March 31, 2014 (the "Offering"). Italics indicate modifications to provisions of the Debentures.

Amendments to the debenture to guarantee the Company's debt and undertakings to the Bank dated September 22, 2009:

Replacement of provision:

•	Original provision: The Company is to notify the bank of changes in its shareholders, management and any decision to conduct a public offering, to issue shares or which may cause a change in the value of its shares.

Letter: Will be revised to say substantially as follows: 'other than changes resulting from the Offering, the Company will notify the bank of changes in the holdings of Galam Ltd., Galam Coop. Agriculture Society Management & Marketing Ltd. and XT Hi-Tech Investments (1992) Ltd. and of any shareholder holding more than 5% of the Company's share capital (the "5% Shareholders") buying or selling shares not on the market, provided that the Company was so notified, and of each report filed with any securities commission.'

Amendment of provisions:

•	Company undertakes – 'to cause that no changes will occur in its ownership or control or…in its capital without the bank’s consent, other than changes resulting from the Offering; after the Offering the Bank’s consent will not be required provided that the Company notifies the Bank of all changes in the holdings of its 5% Shareholders of which the Company has been notified.'

•	Company undertakes – 'to cause that its shareholders undertake to the bank, not to pledge, sell or transfer their shares; the Offering will not constitute a breach of this provision and after the Offering the Bank’s consent will not be required provided that the Company notifies the Bank of all changes in the holdings of its 5% Shareholders of which the Company is notified.'

•	Event of default – as of the Offering, the words "or any of its shareholders" shall be deleted from the following event of default: ‘in the event of death, legal incapacity, bankruptcy, liquidation, receivership, imprisonment or leaving Israel by the Company or any of its shareholders.'

•	Event of default – the Bank is of the opinion, in its sole discretion, that a change of control has occurred as compared to the control as of date hereof or as of the dates of the Letters of Undertaking, dated 1.5.2012 and 9.9.2012, as amended, other than a change of control resulting from the Offering.

Amendments to the Real Estate Debenture dated September 22, 2009:

Amendment of provisions:

•	Event of default – the Bank is of the opinion, in its sole discretion, that a change of control has occurred as compared to the control as of date hereof or as of the date of any letter of undertaking, other than a change of control resulting from the Offering.

•	Event of default – a corporate reorganization event, other than a corporate reorganization resulting from the Offering.

•	Event of default – as of the Offering, the words "or any of its shareholders" shall be deleted from the following event: 'in the event of death, legal incapacity, bankruptcy, liquidation, receivership, imprisonment or leaving Israel by the Company or any of its shareholders.'

Amendment to the Debenture relating to the Company's equipment dated October 12, 2009:

•	Event of default – Any change in the control or ownership in the Company or its share capital, other than such a change arising from the Offering or following the Offering, provided that the Company notifies the Bank of any change in the shareholdings of a 5% shareholder of which the Company has been notified.

Amendment to the Pledge of 1,000 ordinary shares par value $0.01 of Enzymotec USA Inc. dated September 8, 2009:

•	Event of default – Any change in the control, ownership or holdings in the Company or its share capital, other than such a change arising from the Offering or following the Offering, provided that the Company notifies the Bank of any change in the shareholdings of a 5% shareholder of which the Company has been notified

The Debentures shall remain in full force and notwithstanding the abovementioned amendments all the Company's undertakings and obligations therein shall continue to bind the Company.

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